Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBO POWERS THROUGH Q3 2025 WITH STRONG GROWTH

IN SUBSCRIBER AND PROFITABILITY METRICS

1.63 Million Paid Subscribers and $369 Million Total Revenue Signal Continued Momentum in North America

Strong Q3 Performance Sets the Stage for Profitable Scale as Fubo Enters Transformative Next Phase Following Combination with Disney’s Hulu + Live TV

NEW YORK – NOVEMBER 3, 2025 – FuboTV Inc. (NYSE: FUBO) today announced its financial results for the third quarter ended September 30, 2025.

These results pertain to Fubo’s standalone operations prior to last week’s combination of Fubo and The Walt Disney Company’s Hulu + Live TV business, which creates the sixth largest Pay TV service in the U.S.1 with nearly 6 million subscribers in North America.

In the third quarter, Fubo’s North America streaming business delivered total revenue of $368.6 million, down 2.3% year-over-year (YoY), and 1.631 million paid subscribers, up 1.1% YoY. Notably, the subscriber result was Fubo’s highest for a third quarter in the Company’s history. In the Rest of World (ROW), Fubo delivered $8.6 million in total revenue, down 3.2% YoY, and 342,000 paid subscribers, down 9.5% YoY.

Fubo states its key metrics on a YoY basis given the seasonality of sports content.

1 UBS Estimates as of June 30, 2025

Net loss from continuing operations in the third quarter was $18.9 million, leading to an earnings per share (EPS) loss of $0.06. This compares favorably to a Net loss from continuing operations of $54.7 million, or an EPS loss of $0.17, in the third quarter 2024. Adjusted EPS2 in the third quarter was $0.02, compared to an adjusted EPS loss of $0.08 in the third quarter 2024. Adjusted EPS excludes the impact of stock-based compensation, amortization of intangibles, gain on extinguishment of debt, amortization of debt premium, net, certain litigation and transaction expenses and gain on settlement of litigation, net.

In the third quarter, Adjusted EBITDA2 (AEBITDA) was $6.9 million, a $34.5 million improvement when compared to the third quarter 2024, representing Fubo’s second consecutive quarter of positive AEBITDA.

Net cash used in operating activities in the third quarter was -$6.5 million, a $9.0 million increase compared to the third quarter 2024, and Free Cash Flow2 in the third quarter was -$9.4 million, a decrease of $8.3 million compared to the third quarter 2024.

Fubo ended the quarter with $280.3 million in cash, cash equivalents and restricted cash on hand.

Complete third quarter 2025 results are detailed in Fubo’s shareholder letter available on the Company’s IR site.

“Fubo’s third quarter 2025 results reflect the strength of our execution and the growing demand for flexible, fan-first streaming,” said David Gandler, co-founder and CEO of Fubo. “We delivered record third quarter subscriber growth in North America and our second consecutive quarter of positive Adjusted EBITDA—clear proof our model is working. New offerings like our Fubo Sports skinny service and Pay-Per-View platform are giving consumers more choice and control than ever. And, as we combine with the Hulu + Live TV business, we’re poised to create a next-gen Pay TV company - built for scale, personalization and profitability. We’re energized by what’s ahead and remain focused on delivering value for viewers, shareholders and our programming partners.”

Live Webcast

Gandler and CFO John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks on the quarter and the Hulu + Live TV transaction followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes in advance to ensure that they are connected prior to the event.

2 Adjusted EPS, Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. For a reconciliation of historical Adjusted EPS, Adjusted EBITDA, and Free Cash Flow, to the most directly comparable U.S. GAAP financial measures, please refer to the “Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures” section of this press release. See “Key Performance Metrics and Non-GAAP Measures” for more information.

About FuboTV Inc.

FuboTV Inc. (NYSE: FUBO) is a consumer-first live TV streaming company with the mission of delivering premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value. The sixth largest Pay TV company in the U.S. (UBS estimates; June 30, 2025) and ranked among The Americas’ Fastest-Growing Companies 2025 by the Financial Times, FuboTV Inc. owns Hulu + Live TV (entertainment), Fubo (sports) and Molotov (entertainment and sports), which stream in markets around the globe. FuboTV Inc. is an affiliate of The Walt Disney Company.

Learn more at https://fubo.tv

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this release reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers (“subscribers”) are total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net income (loss) from continuing operations, adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, and income tax provision (benefit). Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net income (loss) attributable to common shareholders, adjusting for discontinued operations, stock-based compensation, amortization of debt premium, net, amortization of intangibles, gain on extinguishment of debt, gain on settlement of litigation, net and certain litigation and transaction expenses (as described further above, see “Adjusted EBITDA”).

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as Net cash provided by (used in) operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment), capitalization of internal use software, purchases of intangible assets and gain on settlement of litigation, net. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this release, including Adjusted EBITDA, Adjusted Net Loss, Adjusted EPS and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures.

FuboTV Inc.

Reconciliation of Net Income (Loss) from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
Net income (loss) from continuing operations	$(18,866)	$(8,026)	$188,488	$(40,932)	$(54,684)
Depreciation and amortization	10,309	10,138	9,908	9,952	9,816
Impairment of other assets	-	-	-	3,813	-
Stock-based compensation	9,101	8,256	3,464	9,901	9,324
Certain litigation and transaction expenses(1)	7,664	8,271	10,629	6,036	11,930
Other (income) expense	1,911	1,875	(218,557)	2,279	(4,143)
Income tax provision (benefit)	(3,195)	152	4,648	252	195
Adjusted EBITDA	6,924	20,666	(1,420)	(8,699)	(27,562)

FuboTV Inc.

Reconciliation of Net Income (Loss) from Continuing Operations to Non-GAAP Adjusted EBITDA (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	September 30, 2025	September 30, 2024

Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
Net income (loss) from continuing operations	$120,664	$(207,888)
Depreciation and amortization	40,307	38,234
Impairment of other assets	3,813	-
Stock-based compensation	30,722	44,373
Certain litigation and transaction expenses(1)	32,600	19,598
Other (income) expense	(212,492)	(21,835)
Income tax provision (benefit)	1,857	10
Adjusted EBITDA (TTM)	17,471	(127,508)

FuboTV Inc.

Reconciliation of Net Cash Provided by (Used in) Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2025	September 30, 2024

Net cash provided by (used in) operating activities - continuing operations	$(6,516)	$2,444
Subtract:
Purchases of property and equipment	(3)	(1,583)
Capitalization of internal use software	(2,891)	(1,984)
Gain on settlement of litigation, net	3	-
Free Cash Flow	(9,407)	(1,123)

FuboTV Inc.

Reconciliation of Net Cash Provided by (Used in) Operating Activities - Continuing Operations to Free Cash Flow (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	September 30, 2025	September 30, 2024

Net cash provided by (used in) operating activities - continuing operations	$141,119	$(96,534)
Subtract:
Purchases of property and equipment	(1,545)	(2,595)
Capitalization of internal use software	(11,759)	(13,220)
Purchase of intangible assets	(1,150)	(1,233)
Gain on settlement of litigation, net	(219,539)	-
Free Cash Flow (TTM)	(92,874)	(113,582)

FuboTV Inc.

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2025	September 30, 2024

Net income (loss) attributable to common shareholders	$(18,866)	$(52,423)
Subtract:
Net income (loss) from discontinued operations, net of tax	-	1,836
Net income (loss) from continuing operations attributable to common shareholders	(18,866)	(54,259)

Net income (loss) from continuing operations attributable to common shareholders	(18,866)	(54,259)
Stock-based compensation	9,101	9,324
Amortization of debt premium, net	(374)	(348)
Amortization of intangibles	9,948	9,431
Gain on extinguishment of debt	-	(7,752)
Gain on settlement of litigation, net	3	-
Certain litigation and transaction expenses(1)	7,664	11,930
Adjusted net loss from continuing operations	7,476	(31,674)

Weighted average shares outstanding:
Basic	342,504,107	331,582,813
Diluted	342,504,107	331,582,813

Adjusted EPS from continuing operations - basic	$0.02	$(0.08)
Adjusted EPS from continuing operations - diluted	$0.02	$(0.08)

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, our financial results, our offerings, our partnerships, our sports programming and packaging, distribution and consumer preferences, and the benefits of our business combination with Hulu + Live TV (the “Transaction”), including expected synergies and advantages for consumers. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; risks related to the integration of the Hulu + Live TV business; risks related to our organizational structure following completion of the Transaction; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Transaction; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; risks related to our commercial arrangements with Hulu; obligations imposed on us through our agreements with certain distribution partners; our ability to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to our conversion to a Delaware corporation and our status as a “controlled company”; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv